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                                                                      Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-56975, 333-67441, 333-83561, 333-45710, 333-68322 and 333-96899 of Cost
Plus, Inc. and subsidiaries on Form S-8 of our report dated March 17, 2003, incorporated by reference in this Annual Report on Form 10-K of Cost Plus, Inc. and subsidiaries for the year ended February 1, 2003.



/s/ Deloitte & Touche LLP

San Francisco, California
May 1, 2003